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                                                                    EXHIBIT 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS

    We hereby consent to the use in the Joint Proxy Statement/Prospectus constituting part of this Registration Statement on Form S-4 of Zoran Corporation of our report dated February 9, 1996 relating to the financial statements of Zoran Corporation, which appears in such Joint Proxy Statement/Prospectus. We also consent to the reference to us under the heading "Experts" in such Joint Proxy Statement/ Prospectus.

PRICE WATERHOUSE LLP

San Jose, California

November 11, 1996